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							      Exhibit 23

	    Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Securities and Exchange Commission Registration Numbers 333-70761, 333-29483, 333-69895 and 33-67962) of Ohio Casualty Corporation and in the related Prospectuses of our report dated January 22, 1999, with respect to the special-purpose financial statements of the Commercial Lines Business of American Financial Corporation included in this Current Report (Form 8-K/A) dated March 26, 1999.




Cincinnati, Ohio
March 24, 1999

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